Exhibit 31.2

     I, Harlan Plumley, Chief Financial Officer of Lightbridge, Inc., certify that:

     1. I have reviewed this annual report on Form 10-K/A of Lightbridge, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ HARLAN PLUMLEY Harlan Plumley Vice President, Finance and Administration, Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: March 26, 2004